                                                                    EXHIBIT 99.1

RESTORATION HARDWARE FILES THIRD QUARTER FORM 10-Q

RESTATEMENT OF FISCAL 2001 AND FIRST AND SECOND QUARTERS OF FISCAL 2002
FINALIZED

CORTE MADERA, CALIF. (DECEMBER 23, 2002) -- Restoration Hardware, Inc. (Nasdaq:
RSTO) today announced that it filed with the Securities and Exchange Commission its third quarter 2002 Quarterly Report on Form 10-Q.

On December 18, 2002, the Company had announced that it was delaying the filing of its Form 10-Q as a result of identifying accounting errors concerning its accounts payable and inventory balances at the end of its last fiscal year. The Company has completed its analysis and corrected its previously reported financial results as appropriate.

Accordingly, the Company also filed today with the Securities and Exchange Commission an amended annual report on Form 10-K/A for its fiscal year ended February 2, 2002 (inclusive of the four quarters of the fiscal year therein) and amended quarterly reports on Forms 10-Q/A for each of its first two quarters of the current fiscal year.

The primary effect of correcting the identified accounting errors was to decrease accounts payable and to increase inventory balances as of February 2, 2002, and to reduce the reported net loss available to common stockholders from $36.7 million, or $1.57 per share, to $35.8 million, or $1.53 per share, for the fiscal year ended February 2, 2002.

The identified accounting errors had no effects on reported or announced earnings in the current fiscal year. Inventory and accounts payable balances for the first three quarters of the current year were affected by the corrections in the prior year balances for these accounts. As noted previously, the corrections had no impact on the Company's past or current cash balances or liquidity.

The identified accounting errors were discovered in the course of the Company's continuing efforts to upgrade accounting systems and personnel. The Company has put in place controls and procedures that are designed to prevent similar accounting errors from occurring in the future, including the hiring of a new Corporate Controller, performing a risk assessment to establish an internal audit function, and establishing a disclosure controls committee.

Significant effects of the corrections are as follows:

         FIRST, SECOND AND THIRD QUARTERS OF FISCAL 2002, ENDING 2/1/03
                                   ($ IN 000S)

                                  First Quarter FY'02              Second Quarter FY'02         Third Quarter FY'02
                                    As of 5/4/02                      As of 8/3/02                 As of 11/2/02
                           As reported     As restated       As reported    As restated     As announced        Final
Merchandise inventories       $78,247        $78,786           $90,485         $91,024         $127,460       $127,964
Accounts payable and
   accrued liabilities        $47,119        $46,275           $42,253         $41,409          $56,619        $55,775

            FOURTH QUARTER AND FULL YEAR OF FISCAL 2001, ENDED 2/2/02

                      ($ IN 000S EXCEPT PER SHARE AMOUNTS)

                                                         As of 2/2/02
                                                 As reported       As restated
Merchandise inventories                            $62,070           $62,609
Accounts payable and accrued liabilities           $34,909           $34,065

                                                    13 weeks ended 2/2/02             52 weeks ended 2/2/02
                                                 As reported     As restated       As reported     As restated
Net loss available to common stockholders         $(12,720)       $(11,996)         $(36,684)       $(35,842)
Net loss per common share                           $(0.45)         $(0.42)           $(1.57)         $(1.53)


                   THIRD QUARTER OF FISCAL 2001, ENDED 11/3/01
                      ($ IN 000S EXCEPT PER SHARE AMOUNTS)

                                                         As of 11/3/01
                                                 As reported       As restated

Accounts payable and accrued liabilities           $54,720           $54,526


                                                    13 weeks ended 11/3/01             39 weeks ended 11/3/01
                                                As reported       As restated       As reported     As restated
Net loss available to common stockholders         $(8,693)          $(8,575)         $(23,964)       $(23,846)
Net loss per common share                          $(0.36)           $(0.36)           $(1.10)         $(1.10)

ABOUT RESTORATION HARDWARE, INC.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company's classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800 762-1005) and on-line at www.restorationhardware.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include, without limitation, statements relating to the effectiveness of the Company's controls and procedures and other statements containing words such as "believes," "anticipates," "estimates," "expects," "may," "intends" and words of similar import or statements of management's opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, inherent limitations in all control systems and related procedures, customer reactions to the Company's current programs and strategies, timely introduction and customer acceptance of the Company's merchandise, further customer acceptance of the Company's private label credit card, timely and effective sourcing of the Company's merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company's credit facility, changes in economic or business conditions in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company's management information needs, changes in customer needs and expectations and governmental actions and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company's Form 10-Q for the third quarter of fiscal 2002 in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the captions "Liquidity and Capital Resources," "Critical Accounting Policies" and "Factors that May Affect our Future Operating Results" and in "Controls and Procedures" under the caption "Controls Evaluation." The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.
Kevin W. Shahan
Vice President and Chief Financial Officer
(415) 924-1005
(415) 945-4679 Fax